Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 15, 2008

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385
M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS
     BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2008.
     GAAP Results of Operations. Diluted earnings per share measured in accordance with generally accepted accounting principles (“GAAP”) for the first quarter of 2008 were $1.82, up 16% from $1.57 in the corresponding 2007 quarter. GAAP-basis net income in the recent quarter increased 15% to $202 million from $176 million in the year-earlier period. GAAP-basis net income for the initial quarter of 2008 expressed as an annualized rate of return on average assets and average common stockholders’ equity was 1.25% and 12.49%, respectively, compared with 1.25% and 11.38%, respectively, in the similar quarter of 2007.
     M&T’s financial results for the first three months of 2008 reflect $29 million, or $.26 of diluted earnings per share, resulting from M&T Bank’s status as a member bank of Visa, including $20 million ($33 million pre-tax) or $.18 per share of gains realized from the mandatory partial redemption of Visa stock owned by M&T Bank and $9 million ($15 million pre-tax) or $.08 per share related to Visa’s funding of an escrow account to provide for possible costs associated with pending litigation against Visa ("Covered Litigation"). That funding allowed member banks of Visa to reverse litigation-related accruals made in 2007

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up to each bank’s proportionate membership interest of the $3 billion used to fund the escrow account.
     Reflecting on M&T’s first quarter results, René F. Jones, Executive Vice President and Chief Financial Officer, commented, “M&T’s financial results for the first three months of this year demonstrate a certain resilience to the ongoing disarray in the financial markets. Positive factors during the quarter included continued strong growth in our commercial and commercial real estate loan portfolios, while core deposit balances increased at a healthy rate. We also saw an improvement in our fee income, even after excluding the benefit from our share of the Visa IPO. These positive factors served to offset a continued upward trend in credit costs.”
     Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such expenses are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Amortization of core deposit and other intangible assets, after tax effect, was $11 million ($.10 per diluted
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share) in each of the first quarters of 2008 and 2007. Merger-related acquisition and integration expenses during the three-month period ended March 31, 2008 related to the acquisition of Partners Trust Financial Group, Inc. on November 30, 2007 and the acquisition of the Mid-Atlantic retail banking franchise of First Horizon Bank on December 7, 2007 totaled $2 million, after tax effect, or $.02 of diluted earnings per share. There were no similar expenses in the first quarter of 2007.
     Diluted net operating earnings per share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related expenses, were $1.94 for the first quarter of 2008, 16% higher than $1.67 in the year-earlier quarter. Net operating income for the quarter ended March 31, 2008 rose 15% to $216 million from $187 million in the similar 2007 quarter. Expressed as an annualized rate of return on average tangible assets and average tangible stockholders’ equity, net operating income was 1.41% and 27.86%, respectively, in the first quarter of 2008, compared with 1.40% and 24.11% in the initial quarter of 2007.
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     Reconciliation of GAAP and Non-GAAP Results of Operations. A reconciliation of diluted earnings per share and net income with diluted net operating earnings per share and net operating income follows:

	Three months ended
	March 31
	2008	2007
	(in thousands, except per share)

Diluted earnings per share	$1.82	1.57
Amortization of core deposit and other intangible assets(1)	.10	.10
Merger-related expenses(1)	.02	—

Diluted net operating earnings per share	$1.94	1.67

Net income	$202,196	175,973
Amortization of core deposit and other intangible assets(1)	11,241	11,189
Merger-related expenses(1)	2,160	—

Net operating income	$215,597	187,162

(1) After any related tax effect
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     Reconciliation of Total Assets and Equity to Tangible Assets and Equity. A reconciliation of average assets and equity with average tangible assets and average tangible equity follows:

	Three months ended
	March 31
	2008	2007
	(in millions)

Average assets	$65,015	57,207
Goodwill	(3,196)	(2,909)
Core deposit and other intangible assets	(239)	(241)
Deferred taxes	34	28

Average tangible assets	$61,614	54,085

Average equity	$6,513	6,270
Goodwill	(3,196)	(2,909)
Core deposit and other intangible assets	(239)	(241)
Deferred taxes	34	28

Average tangible equity	$3,112	3,148

     Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $485 million in the first quarter of 2008, up 6% from $456 million in the year-earlier quarter. Higher average loan balances outstanding, which rose 13% to $48.6 billion in the initial quarter of 2008 from $43.1 billion in the corresponding 2007 period, were the most significant contributor to the increase. Partially offsetting the favorable impact of loan growth was a lower net interest margin, or taxable-equivalent net interest income expressed as an annualized percentage of average earning assets, which declined to 3.38% in the recent quarter from 3.64% in the first three months of 2007. The recent quarter’s net interest margin declined from 3.45% in the fourth quarter of 2007. That narrowing of the margin was attributable to several factors, including higher loan balances
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which were funded in part by wholesale borrowings, the full quarter impact of the late-fourth quarter acquisition transactions, the full quarter impact of the fourth quarter subordinated note issuance and the recent quarter’s issuance of Enhanced Trust Preferred Securities.
     Provision for Credit Losses/Asset Quality. The provision for credit losses was increased to $60 million in the first quarter of 2008 from $27 million in the year-earlier quarter. Net charge-offs of loans during the recent quarter were $46 million, compared with $17 million in the initial 2007 quarter. That rise reflects the downturn in the residential real estate market that has resulted in higher levels of charge-offs and delinquencies as compared with the first quarter of 2007. Also contributing to the higher charge-off level was an increase in consumer loan charge-offs. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .38% and .16% in the first quarter of 2008 and 2007, respectively.
     Loans classified as nonperforming totaled $495 million, or 1.00% of total loans at March 31, 2008, up from $273 million or .63% a year earlier and $447 million or .93% at December 31, 2007. Major factors contributing to the rise in nonperforming loans from March 31, 2007 to the recent quarter-end were a $146 million increase in residential real estate loans and a $91 million increase in loans to builders and developers of residential real estate. The year-over-year growth in nonperforming residential real estate loans reflects a December 2007 change in accounting procedure whereby residential real estate loans previously classified as nonaccrual when payments were 180 days past due now stop accruing interest when principal or interest is delinquent 90 days. The impact of the acceleration of the classification of such loans as nonaccrual
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resulted in an increase in nonperforming loans at March 31, 2008 and December 31, 2007 of $79 million and $84 million, respectively. The increase in nonperforming loans at March 31, 2008 as compared with December 31, 2007 was also the result of higher residential real estate loans and loans to residential builders and developers classified as nonaccrual.
     Loans past due 90 days or more and accruing interest were $81 million at the end of the recently completed quarter, compared with $118 million at March 31, 2007. Included in these past due but accruing amounts were loans guaranteed by government-related entities of $77 million and $71 million at March 31, 2008 and 2007, respectively. Assets taken in foreclosure of defaulted loans totaled $53 million at March 31, 2008, compared with $15 million a year earlier. The increase from the end of the first quarter of 2007 to the end of the first quarter of 2008 resulted from higher residential real estate loan defaults.
     Allowance for Credit Losses. The allowance for credit losses totaled $774 million, or 1.57% of total loans, at March 31, 2008, compared with $660 million, or 1.52%, a year earlier and $759 million, or 1.58%, at December 31, 2007. The increase in the allowance as a percentage of loans from March 31, 2007 to the two most recent quarter-ends reflects the impact of lower residential real estate values and higher levels of borrower delinquencies. The ratio of M&T’s allowance for credit losses to nonperforming loans was 156%, 241% and 170% at March 31, 2008, March 31, 2007 and December 31, 2007, respectively.
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     Noninterest Income and Expense. Noninterest income in the first quarter of 2008 totaled $313 million, compared with $236 million in the year-earlier quarter. That increase was due to a $26 million rise in mortgage banking revenues, higher deposit account service charges of $9 million and the $33 million gain realized in the recent quarter from the mandatory liquidation of a portion of M&T Bank’s common stock holdings of Visa. The lower level of mortgage banking revenues in 2007’s first quarter was predominantly the result of market conditions that affected the valuation of Alt-A residential mortgage loans that had been held for sale by M&T. Unfavorable market conditions and lack of market liquidity resulted in M&T deciding to transfer $883 million of Alt-A loans previously held for sale ($808 million of first mortgage loans and $75 million of second mortgage loans) to its held-for-investment residential mortgage loan portfolio during 2007’s first quarter. As a result, the carrying value of those loans and M&T’s mortgage banking revenues were reduced by $12 million at that time, resulting in an after-tax reduction of net income of $7 million, or $.07 per diluted share. M&T also accrued $6 million in 2007’s first quarter to provide for declines in market value of previously sold loans that M&T may be required to repurchase. That accrual reduced M&T’s net income in the first quarter of 2007 by $4 million, or $.03 per diluted share. Additionally, mortgage banking revenues in 2008 include a $7 million increase resulting from required changes from accounting pronouncements that were effective January 1, 2008 and that accelerated the recognition of certain mortgage banking revenues.
     Noninterest expense in the first quarter of 2008 totaled $426 million, compared with $399 million in the corresponding quarter of 2007. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets of $18
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million in each of 2008 and 2007, and merger-related expenses of $4 million in 2008’s initial quarter. There were no similar expenses in the first quarter of 2007. Exclusive of these nonoperating expenses, noninterest operating expenses were $404 million in the recently completed quarter and $381 million in the first quarter of 2007. Contributing to the rise in operating expenses in 2008 were higher expenses for salaries, reflecting the impact of 2007 acquisitions, annual merit increases, and stock-based and other incentive compensation costs. Also contributing to the increased level of operating expenses was a $5 million addition to the valuation allowance for impairment of capitalized residential mortgage servicing rights in the recent quarter, compared with a $1 million partial reversal of the valuation allowance in the year-earlier quarter. Partially offsetting the higher operating expense level in the recently completed quarter was the reversal of $15 million of the Visa litigation accrual established in the fourth quarter of 2007.
     The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 52.8% in the first quarter of 2008, compared with 55.1% in the year-earlier period.
     Balance Sheet. M&T had total assets of $66.1 billion at March 31, 2008, up from $57.8 billion a year earlier. Loans and leases, net of unearned discount, rose 13% to $49.3 billion at the recent quarter-end from $43.5 billion at March 31, 2007. Deposits were up 7% to $41.5 billion at March 31, 2008 from $38.9 billion a year earlier. Total stockholders’ equity was $6.5 billion and $6.3 billion at March 31, 2008 and 2007, respectively, representing 9.82% of total assets at the recent quarter-end and 10.81% a year
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earlier. Common stockholders’ equity per share was $58.92 and $57.32 at March 31, 2008 and 2007, respectively. Tangible equity per common share was $28.14 at March 31, 2008, compared with $28.77 a year earlier. In the calculation of tangible equity per common share, stockholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances, which aggregated $3.4 billion and $3.1 billion at March 31, 2008 and 2007, respectively.
     Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results today at 3:00 p.m. Eastern Time. Those wishing to participate in the call may dial 877-780-2276. International participants, using any applicable international calling codes, may dial 973-582-2700. Callers should reference M&T Bank Corporation or conference ID #40638805. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Wednesday, April 16, 2008 by calling 800-642-1687, or 706-645-9291 for international participants, and by making reference to ID #40638805. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.
     M&T is a bank holding company whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia.
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     Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
     Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and required capital levels; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings; continued availability
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of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
     These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
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Financial Highlights

	Three months ended
	March 31
Amounts in thousands,
except per share	2008	2007	Change

Performance

Net income	$202,196	175,973	15%

Per common share:
Basic earnings	$1.84	1.60	15%
Diluted earnings	1.82	1.57	16
Cash dividends	$.70	.60	17

Common shares outstanding:
Average — diluted (1)	110,967	112,187	-1%
Period end (2)	110,108	109,090	1

Return on (annualized):
Average total assets	1.25%	1.25%
Average common stockholders’ equity	12.49%	11.38%

Taxable-equivalent net interest income	$484,633	455,550	6%

Yield on average earning assets	6.20%	6.93%
Cost of interest-bearing liabilities	3.26%	3.90%
Net interest spread	2.94%	3.03%
Contribution of interest-free funds	.44%	.61%
Net interest margin	3.38%	3.64%

Net charge-offs to average total net loans (annualized)	.38%	.16%

Net operating results (3)

Net operating income	$215,597	187,162	15%
Diluted net operating earnings per common share	1.94	1.67	16
Return on (annualized):
Average tangible assets	1.41%	1.40%
Average tangible common equity	27.86%	24.11%
Efficiency ratio	52.85%	55.09%

	At March 31
	2008	2007	Change

Loan quality

Nonaccrual loans	$477,436	259,015	84%
Renegotiated loans	17,084	14,210	20

Total nonperforming loans	$494,520	273,225	81%

Accruing loans past due 90 days or more	$81,316	118,094	-31%

Nonperforming loans to total net loans	1.00%	.63%
Allowance for credit losses to total net loans	1.57%	1.52%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. A reconciliation of net income and net operating income appears on page 4.
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Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2008	2007	Change

Interest income	$884,162	861,049	3%
Interest expense	405,312	410,622	-1

Net interest income	478,850	450,427	6

Provision for credit losses	60,000	27,000	122

Net interest income after provision for credit losses	418,850	423,427	-1

Other income
Mortgage banking revenues	40,070	13,873	189
Service charges on deposit accounts	103,454	94,587	9
Trust income	40,304	36,973	9
Brokerage services income	15,473	15,212	2
Trading account and foreign exchange gains	4,713	6,223	-24
Gain on bank investment securities	33,447	1,063	—
Equity in earnings of Bayview Lending Group, LLC	(1,260)	(2,428)	—
Other revenues from operations	76,462	70,980	8

Total other income	312,663	236,483	32

Other expense
Salaries and employee benefits	251,871	236,754	6
Equipment and net occupancy	46,765	42,846	9
Printing, postage and supplies	9,896	8,906	11
Amortization of core deposit and other intangible assets	18,483	18,356	1
Other costs of operations	98,689	92,175	7

Total other expense	425,704	399,037	7

Income before income taxes	305,809	260,873	17

Applicable income taxes	103,613	84,900	22

Net income	$202,196	175,973	15%

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Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2008	2007	Change

ASSETS

Cash and due from banks	$1,763,426	1,437,859	23%

Interest-bearing deposits at banks	7,027	7,908	-11

Federal funds sold and agreements to resell securities	12,700	429,895	-97

Trading account assets	372,067	153,511	142

Investment securities	8,676,357	7,027,709	23

Loans and leases, net of unearned discount	49,278,881	43,507,176	13
Less: allowance for credit losses	773,624	659,757	17

Net loans and leases	48,505,257	42,847,419	13

Goodwill	3,192,128	2,908,849	10

Core deposit and other intangible assets	230,093	231,877	-1

Other assets	3,326,518	2,797,444	19

Total assets	$66,085,573	57,842,471	14%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$7,890,326	7,614,624	4%

Other deposits at U.S. offices	27,936,260	26,561,707	5

Deposits at foreign office	5,706,424	4,761,575	20

Total deposits	41,533,010	38,937,906	7

Short-term borrowings	6,195,434	4,048,782	53

Accrued interest and other liabilities	1,196,756	938,290	28

Long-term borrowings	10,672,411	7,664,309	39

Total liabilities	59,597,611	51,589,287	16

Stockholders’ equity (1)	6,487,962	6,253,184	4

Total liabilities and stockholders’ equity	$66,085,573	57,842,471	14%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $259.5 million at March 31, 2008 and $36.2 million at March 31, 2007.
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Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended
	March 31
Dollars in millions	2008		2007
					Change in
	Balance	Rate	Balance	Rate	balance
ASSETS

Interest-bearing deposits at banks	$10	1.65%	8	3.56%	41%

Federal funds sold and agreements	129	2.99	304	6.40	-58
to resell securities

Trading account assets	75	1.39	53	.83	40

Investment securities	8,924	5.24	7,214	5.04	24

Loans and leases, net of unearned discount
Commercial, financial, etc.	13,308	6.06	11,753	7.28	13
Real estate — commercial	17,994	6.35	15,474	7.30	16
Real estate — consumer	5,977	6.17	5,939	6.48	1
Consumer	11,296	6.91	9,948	7.43	14

Total loans and leases, net	48,575	6.40	43,114	7.26	13

Total earning assets	57,713	6.20	50,693	6.93	14

Goodwill	3,196		2,909		10

Core deposit and other intangible assets	239		241		-1

Other assets	3,867		3,364		15

Total assets	$65,015		57,207		14%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$484	.85	437	1.08	11%
Savings deposits	16,843	1.59	14,733	1.67	14
Time deposits	10,416	4.12	11,657	4.76	-11
Deposits at foreign office	4,821	3.20	3,717	5.20	30

Total interest-bearing deposits	32,564	2.63	30,544	3.27	7

Short-term borrowings	7,153	3.46	4,852	5.31	47
Long-term borrowings	10,270	5.13	7,308	5.59	41

Total interest-bearing liabilities	49,987	3.26	42,704	3.90	17

Noninterest-bearing deposits	7,435		7,422		—

Other liabilities	1,080		811		33

Total liabilities	58,502		50,937		15

Stockholders’ equity	6,513		6,270		4

Total liabilities and stockholders’ equity	$65,015		57,207		14%

Net interest spread		2.94		3.03
Contribution of interest-free funds		.44		.61
Net interest margin		3.38%		3.64%
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